UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2013

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43455 Business Park Drive

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 719-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

KSE Merger Agreement

On March 13, 2013, Outdoor Channel Holdings, Inc., a Delaware corporation (“Outdoor Channel”) entered into a definitive merger agreement with Kroenke Sports & Entertainment, LLC, a Delaware limited liability company (“KSE”), and KSE Merger Sub, Inc. a Delaware corporation and direct wholly-owned subsidiary of KSE (the “KSE Merger Agreement”). Under the terms of the KSE Merger Agreement, at the closing, Merger Sub will merge with and into Outdoor Channel, with Outdoor Channel as the surviving corporation (the “KSE Merger”). As a result of the consummation of the KSE Merger, Outdoor Channel will become a wholly-owned subsidiary of KSE and shares of Outdoor Channel common stock will no longer be listed for trading on NASDAQ.

The execution of the KSE Merger Agreement followed the determination by the Outdoor Channel Board of Directors that the terms of KSE proposal constituted a Superior Proposal under the terms of the Agreement and Plan of Merger dated as of November 15, 2012 (the “InterMedia Merger Agreement”) by and among Outdoor Channel, InterMedia Outdoors Holdings, LLC, InterMedia Outdoor Holdings, Inc. (“IMOH”) and certain indirect wholly-owned subsidiaries of IMOH (collectively, “InterMedia”). Prior to entering into the KSE Merger Agreement, Outdoor Channel terminated the InterMedia Merger Agreement and paid InterMedia a termination fee of $6.5 million as required by the terms of the InterMedia Merger Agreement. See Item 1.02 below. The Outdoor Channel Board of Directors also unanimously approved the KSE Merger Agreement.

Upon the consummation of the KSE Merger, subject to the terms of the KSE Merger Agreement, each share of Outdoor Channel common stock issued and outstanding immediately prior to the effective time of the KSE Merger (other than shares held in treasury stock, shares held by any direct or indirect subsidiary of Outdoor Channel, shares held by KSE or any of its subsidiaries and shares for which holders have properly perfected and not withdrawn a demand for appraisal pursuant to Delaware General Corporation Law) will be automatically converted into and thereafter represent the right to receive $8.75 in cash, without interest (the “Merger Consideration”).

Options to acquire Outdoor Channel common stock issued by Outdoor Channel and outstanding as of the effective time of the KSE Merger, whether vested or unvested at such time, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any of the Merger Consideration over the per share exercise price of such option and (y) the number of shares of common stock subject to such Outdoor Channel option.

Other equity awards issued by Outdoor Channel and outstanding as of the effective time of the KSE Merger, whether vested or unvested at such time, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the Merger Consideration and (y) the number of shares of common stock subject to such Outdoor Channel equity award.

Consummation of the KSE Merger is subject to certain conditions, including, among others, adoption of the KSE Merger Agreement by the Outdoor Channel stockholders, satisfaction of certain regulatory approvals (including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), approval of the Federal Communications Commission of the transfer of Outdoor Channel’s FCC license in connection with the KSE Merger (or alternatively, receipt of a third party lease that enables Outdoor Channel to provide the same services as it provides under its existing FCC license), no material adverse change to Outdoor Channel or KSE and other customary closing conditions.

Outdoor Channel is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to stockholder approval of the Merger, the no-shop provision is subject to a customary “fiduciary out” provision that allows Outdoor Channel, under certain circumstances, to provide information to and to participate in discussions and engage in negotiations with third parties with respect to an unsolicited alternative acquisition proposal that the Outdoor Channel Board of Directors has determined is, or would reasonably be expected to result in, a “Superior Proposal” (as defined in the KSE Merger Agreement).

The KSE Merger Agreement contains certain termination rights for Outdoor Channel and KSE. Outdoor Channel will be required to pay KSE a termination fee of $1.0 million upon termination of the KSE Merger Agreement under specified circumstances, including termination by Outdoor Channel to enter into an acquisition agreement that constitutes a Superior Proposal or termination by KSE because the Outdoor Channel Board of Directors adversely changes its recommendation to stockholders to vote in favor of the KSE Merger or takes certain other related adverse actions.

Mr. E. Stanley Kroenke has agreed to guarantee the payment obligations of KSE under the KSE Merger Agreement. Mr. Kroenke shall be released from his guarantee if and to the extent that KSE receives a legal, valid, binding and enforceable financing commitment on customary terms, or a bank guarantee substituting for his obligations thereunder, in each case acceptable to Outdoor Channel, from a major money center bank to finance the transactions contemplated by the KSE Proposal.

The KSE Merger Agreement is included with this filing only to provide investors with information regarding the terms of the KSE Merger Agreement, and not to provide investors with any factual information regarding the parties or their respective businesses. The KSE Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the KSE Merger that will be contained or incorporated by reference in a proxy statement that Outdoor Channel will be filing with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings Outdoor Channel makes with the SEC. The representations and warranties contained in the KSE Merger Agreement were made solely for the benefit of the parties to the KSE Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the KSE Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the KSE Merger Agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Outdoor Channel and KSE or any of their respective subsidiaries or affiliates.

The foregoing description of the KSE Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the KSE Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Support Agreement

Concurrently with the execution of the KSE Merger Agreement, Thomas H. Massie, Perry T. Massie and certain of their affiliated entities (the “Massie Parties”), the members of the Outdoor Channel Board of Directors and the executive officers of Outdoor Channel, representing approximately 41% of the outstanding Outdoor Channel common stock (collectively, the “Supporting Parties”), entered into a support agreement with KSE (the “Support Agreement”) pursuant to which such parties agreed, among other things, to vote their shares of Outdoor Channel common stock: (i) in favor of the adoption of the KSE Merger Agreement, the KSE Merger and the other transactions contemplated by the KSE Merger Agreement; (ii) in favor of any proposal to adjourn or postpone any meeting of the Outdoor Channel stockholders if there are not sufficient votes for approval of the matters described in the preceding clause (i); and (iii) except with the written consent of KSE, against (x) any Alternative Proposal (as defined in the KSE Merger Agreement) with respect to Outdoor Channel that would impede the merger or (y) any other action or proposal involving Outdoor Channel (or any subsidiary of Outdoor Channel) that would reasonably be expected to prevent or materially impede, interfere with or delay the KSE Merger.

In addition, under the Support Agreement, the Supporting Parties agree, among other things:

•	to waive any rights of appraisal or rights to dissent from the Outdoor Channel merger that they may have;

•	to revoke any and all previous voting proxies granted with respect to their Outdoor Channel shares and grant a proxy appointing KSE as attorney-in-fact with respect to such shares; and

•

not to, subject to certain exceptions (i) sell, transfer, pledge, encumber, tender, gift, assign or otherwise dispose of their shares of Outdoor Channel common stock, (ii) grant any proxies or powers of attorney or enter into any other voting agreements with respect to its Outdoor Channel common stock, (iii) enter into or deposit their Outdoor Channel common stock into a voting trust or take any other action which would diminish the voting power of such shares or (iv) commit or agree to take any of the foregoing actions, prior to the termination of the Support Agreement.

The Support Agreement will terminate automatically upon the termination of the KSE Merger Agreement. In addition, the Supporting Parties may terminate the Support Agreement at any time following a Board Recommendation Change (as defined in the KSE Merger Agreement) made in accordance with the terms of the KSE Merger Agreement.

The foregoing description of the Support Agreement is qualified in its entirety by the full text of the Support Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

On March 13, 2013, prior to entering into the KSE Merger Agreement, Outdoor Channel terminated the InterMedia Merger Agreement in accordance with its terms. A description of the material terms of the InterMedia Merger Agreement is contained in Outdoor Channel’s Current Report on Form 8-K filed with the SEC on November 16, 2012 and is incorporated herein by reference. In connection with the termination of the InterMedia Merger Agreement, Outdoor Channel paid InterMedia a $6.5 million fee in accordance with the terms thereof.

In connection with the termination of the InterMedia Merger Agreement, the Support Agreement concurrently entered into by the Massie Parties and the members of the Outdoor Channel Board of Directors and the executive Officers of Outdoor Channel at the time of the execution of the InterMedia Merger Agreement was automatically terminated pursuant to its terms.

Item 8.01 Other Events

On March 13, 2013, Outdoor Channel issued a press release announcing the execution of the KSE Merger Agreement and termination of the InterMedia Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Safe Harbor Statement

Certain matters discussed in this Current Report on Form 8-K, with the exception of historical matters, may be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in Outdoor Channel’s current and periodic reporting filed with the SEC could affect the future results of Outdoor Channel and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure of the Outdoor Channel stockholders to adopt the KSE Merger Agreement;

•	the risk that the other conditions to closing of the merger may not be satisfied;

•	the merger may involve unexpected costs, liabilities or delays;

•	risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the business of Outdoor Channel may suffer as a result of uncertainty surrounding the merger, including the merger making it more difficult to maintain certain strategic relationships;

•	the risk that the merger may not be consummated by the expected closing date or at all; and

•	risks relating to litigation in respect of the merger.

Outdoor Channel also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Outdoor Channel undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and KSE. In connection with this proposed transaction Outdoor Channel plans to file with the SEC and furnish to its stockholders a proxy statement. The proxy statement will contain important information about the proposed transaction and related matters.

OUTDOOR CHANNEL URGES INVESTORS TO CAREFULLY READ IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE THEREIN AS THEY ARE MADE AVAILABLE TO OUTDOOR CHANNEL STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement when made available and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement when made available and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the merger. When made available, a description of the interest of Outdoor Channel’s directors and executive officers in Outdoor Channel will be set forth in the proxy statement and the other documents included and incorporated by reference therein. You can find information about Outdoor Channel’s executive officers and directors in its annual report on Form 10-K filed with the SEC on March 9, 2012. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 13, 2013, by and among Kroenke Sports & Entertainment, LLC, KSE Merger Sub, Inc. and Outdoor Channel Holdings, Inc.

99.1	Form of Support Agreement dated as of March 13, 2013, by and among KSE, the Massie Parties and each of the directors and executive officers of Outdoor Channel

99.2	Press Release, issued by Outdoor Channel, Holdings, Inc., dated March 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: March 13, 2013	/s/ Catherine C. Lee
Catherine C. Lee
Exec. VP, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 13, 2013, by and among Kroenke Sports & Entertainment, LLC, KSE Merger Sub and Outdoor Channel Holdings, Inc.

99.1	Form of Support Agreement dated as of March 13, 2013, by and among KSE, the Massie Parties and each of the directors and executive officers of Outdoor Channel

99.2	Press Release, issued by Outdoor Channel, Holdings, Inc., dated March 13, 2013